EXHIBIT 99.1

Investor Relations:
Chris Danne or Annie Palmore
the blueshirt group
(415) 217-7722
chris@blueshirtgroup.com
annie@blueshirtgroup.com

Press Relations:
Teresa Novak
(408) 965-7225
tnovak@oplink.com

Merger of Oplink and Avanex Not Approved by Oplink Stockholders:
Oplink Terminates Merger Agreement

San Jose, Calif., August 16, 2002 — Oplink Communications, Inc. (Nasdaq: OPLK), a leading designer and manufacturer of innovative optical subsystem technologies, today reported that at a special meeting of Oplink stockholders held on August 15, 2002, the proposed merger between Oplink and Avanex Corporation was not approved by the requisite vote of the stockholders of Oplink. In accordance with the terms of the merger agreement, Oplink has terminated the merger agreement with Avanex as a result of the failure to receive Oplink stockholder approval.

“While officers of the Company and our Board of Directors voted for the merger, we are following the directive of our stockholders and are confident that we can continue to build a strong, independent company,” said Fred Fromm, Oplink President and Chief Executive Officer. “In the current market, we plan to continue to keep our costs down while looking for opportunities to increase revenues and position ourselves for the return of the telecommunications equipment market. With approximately $225 million in cash and short term investments as of June 30, 2002 and a low cash burn from operations, we believe that Oplink is well positioned to weather this sustained telecommunications downturn and emerge as a stronger company in the future.”

Oplink will hold a conference call to discuss this development on Tuesday, August 20, 2002 at 2:00 p.m. PT (5:00 p.m. ET). The dial in number for the conference call is 888-482-0024 (617-801-9702 outside the U.S. and Canada), passcode 663134. The conference call will also be webcast at www.oplink.com. The conference call will be available for 72 hours by calling 888-286-8010 (617-801-6888 outside the U.S. and Canada) and entering the passcode 55968.

About Oplink

Oplink designs, manufactures and markets fiber optic networking components and integrated optical subsystems that expand optical bandwidth, amplify optical signals, monitor and protect wavelength performance and redirect light signals within an optical network. Oplink offers a broad line of products that increase the performance of optical networks and enable service providers and optical system manufacturers to provide flexible and scalable bandwidth to support the exponential increase of data traffic on the Internet. The Company supplies products worldwide to telecommunications equipment providers.

Oplink was incorporated in 1995 and is headquartered in San Jose, California. The company’s primary manufacturing facility is in Zhuhai, China. Oplink also has a research and development facility in Shanghai, China.

To learn more about Oplink, visit its web site at: http://www.oplink.com/.

This news release contains forward-looking statements regarding our business activities, expected benefits of our cost cutting measures, future financial results and other matters that involve risks and uncertainties. These risks include, but are not limited to, the impact of the termination of the merger agreement with Avanex on our business and operations, including potential resulting litigation, the widespread downturns in the overall economy in the United States and other parts of the world and the telecommunications industry, sudden reductions in customer orders, the challenge to effectively manage our inventory levels and operating expenses during periods of weakening demand, the impact of reductions in work force and other restructuring on financial results and productivity and expected product manufacturing and other plans, our reliance upon third parties to supply our raw materials and equipment, intense competition in our target markets and potential pricing pressure that may arise from changing supply-demand conditions in the industry, the need to retain and motivate key personnel, risks associated with the protection of our, and possible infringement of others’, intellectual property, and other risks detailed from time to time in our SEC filings, including our annual report filed on Form 10-K dated September 29, 2001 and Form 10-Q, dated May 15, 2002.

The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.